Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-54546, 333-82999, 333-111524, 333-105275, 333-99831, 333-139429, 333-151117 and 333-151118) and S-8 (Nos. 333-01111, 033-56501, 333-39881, 333-73117, 333-53174, 333-30954, 333-90047, 333-73113, 333-111322, 333-101795, 333-72882, and 333-66372) of AmeriCredit Corp. of our report dated September 8, 2006, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas

August 28, 2008